Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CID Holdco, Inc. (the “Company”) of our report dated March 11, 2026, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of CID Holdco, Inc. as of December 31, 2025 and for the year then ended.

/s/ Carr, Riggs & Ingram L.L.C.

Palm Beach Gardens, FL
March 11, 2026